Power of Attorney

Know all by these presents, that the undersigned (the "Reporting Person") hereby constitutes and appoints each of Kathryn Murray, Meredith Hayes, Kenneth J. Najder, and Kelly C. Simoneaux, signing individually, as the Reporting Person's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer or director of Lumen Technologies, Inc. or any successor thereof (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder;

(2) execute, and submit to the United States Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Reporting Person to make electronic filings with the SEC;

(3) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as a security holder of the Company selling securities of the Company in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), a Form 144;

(4) do and perform any and all acts for and on behalf of the Reporting Person that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 and timely file such form with the SEC and any stock exchange or similar authority; and

(5) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

The Reporting Person hereby ratifies and confirms any and all of the actions that have been taken by any of the named attorneys-in-fact prior to the date hereof that are within the scope of authority granted herein.

The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that such attorney-in-fact, or any such attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the Reporting Person's request, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall be effective as of the date the Reporting Person becomes subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to holdings of and transactions in securities of the Company, and shall remain in full force and effect until the Reporting Person is no longer, required to file Forms 3, 4, 5 or 144 with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the named attorneys-in-fact and the Company. This Power of Attorney supersedes any power of attorney previously executed by the Reporting Person regarding the purposes in this Power of Attorney and any such prior powers of attorney are hereby revoked. The Reporting Person agrees that the use of an electronic signature constitutes the legal equivalent of their manual signature for purposes of authenticating the signature on any SEC or EDGAR filing for which it is provided.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed this 19 day of February, 2025.

By: Andrea Genschaw